Exhibit 99.1

NEWS RELEASE

CONTINENTAL RESOURCES ANNOUNCES PRELIMINARY FIRST QUARTER 2021 PRODUCTION UPDATE AND PLANS TO ANNOUNCE FIRST QUARTER 2021 RESULTS ON WEDNESDAY, APRIL 28, 2021

Company to Announce First Quarter 2021 Results on Wednesday, April 28, 2021;

Earnings Conference Call Scheduled for Thursday, April 29, 2021 at 12:00 P.M. ET

OKLAHOMA CITY, April 13, 2021 — Continental Resources, Inc. (NYSE: CLR) (the “Company”) today provided an update on its first quarter 2021 production results.

February 2021 weather adversely impacted first quarter 2021 total production by approximately 6 MBoepd (60% oil). First quarter 2021 oil production is expected to average approximately 152 MBopd and first quarter 2021 natural gas production is expected to average approximately 935 MMcfpd. Additionally, the Company is providing preliminary production guidance for second quarter 2021 of 160 to 165 MBopd and 920 to 940 MMcfpd. The Company is on track to meet or exceed its annual production guidance for the year of 160 to 165 MBopd and 880 to 920 MMcfpd.

As of March 31, 2021, the Company has reduced its total debt to $4.97 billion, with a cash balance of $96 million, equating to net debt of $4.88 billion (non-GAAP), reflecting a significant reduction from year-end 2020. The Company’s recent debt reduction demonstrates the continued commitment to shareholder capital returns. The Company expects to reduce total debt to approximately $4 billion or below by year-end 2021.

The Company plans to announce first quarter 2021 results on Wednesday, April 28, 2021 after the close of trading on the New York Stock Exchange. The Company plans to host a conference call to discuss first quarter 2021 results on Thursday, April 29, 2021 at 12:00 p.m. ET (11:00 a.m. CT). Those wishing to listen to the conference call may do so via the Company’s website at www.CLR.com or by phone:

Time and date:	12:00 p.m. ET, Thursday, April 29, 2021
Dial-in:	1-888-317-6003
Intl. dial-in:	1-412-317-6061
Conference ID:	8019515

A replay of the call will be available for 14 days on the Company’s website or by dialing:

Replay number:	1-877-344-7529
Intl. replay:	1-412-317-0088
Conference ID:	10153636

The Company plans to publish a first quarter 2021 summary presentation to its website at www.CLR.com prior to the start of its conference call on Thursday, April 29, 2021.

About Continental Resources

Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. and a leader in America’s energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and the largest producer in the nation’s premier oil field, the Bakken play of North Dakota and Montana. The Company also has significant positions in Oklahoma, including its SCOOP Woodford and SCOOP

Springer discoveries and the STACK plays. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2021, the Company will celebrate 54 years of operations. For more information, please visit www.CLR.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, forecasts or expectations regarding the Company’s business and statements or information concerning the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, rates of return, budgets, costs, business strategy, objectives, and cash flows are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “target,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. The risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the effects of any national or international health crisis; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; our ability to pay future dividends or complete share repurchases; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing and greenhouse gas emissions; increased market and industry competition, including from alternative fuels and other energy sources; and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Non-GAAP Financial Measure

Net Debt

Net debt is a non-GAAP measure. We define net debt as total debt less cash and cash equivalents as determined under U.S. GAAP. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. We believe this metric is useful to analysts and investors in determining the Company’s leverage position since the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

Investor Contacts:	Media Contact:
Rory Sabino	Kristin Thomas
Vice President, Investor Relations	Senior Vice President, Public Relations
405-234-9620	405-234-9480
Rory.Sabino@CLR.com	Kristin.Thomas@CLR.com

Lucy Spaay

Investor Relations Analyst

405-774-5878

Lucy.Spaay@CLR.com

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